Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Firepond, Inc. (the "Company") on Form 10-QSB for the three months ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Santo, Chief Executive Officer, and Stephen Peary, Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

No purchaser or seller of securities shall be entitled to rely upon the foregoing statement for any purpose, and the undersigned expressly disclaims any obligation to update the foregoing statement except as required by law.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Firepond, Inc.

Date: February 14, 2008	By:	/s/ William Santo
William Santo
Chief Executive Officer

By:	/s/Stephen Peary
Stephen Peary
Chief Financial Officer